POWER OF ATTORNEY

Know all by these presents, that the undersigned
hereby constitutes and appoints each of Christie A. Hill
(General Counsel and Corporate Secretary), Richard S.
Mattessich (Assistant Corporate Secretary), Kristin
R. Kaldor (Assistant Corporate Secretary) and Maria
A. Frucci (Senior Paralegal) signing singly, as his or her
true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms
3, 4 and 5, as a result of the undersigned's ownership of
or transactions in securities of The Dun and Bradstreet
Corporation, in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
complete, execute and file any such Form 3, 4 or 5 with the
United States Securities and Exchange Commission and any
other authority.

 The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform all and
every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be
done by virtue of this Power of Attorney and the rights and
powers herein granted.  The authority under this Power of
Attorney shall continue until the undersigned is no longer
required to file Forms 3, 4 and 5 with regard to the
undersigned's ownership of or transactions in securities
of The Dun and Bradstreet Corporation, unless earlier revoked in writing.  The undersigned hereby ratifies and approves of the filings of any Forms 3, 4 and 5 bearing the signature
of any of the aforementioned attorneys-in-fact prior to
the date set forth below.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange
Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of this 14th day
of February, 2014.

 IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 14th day of
February, 2014.

Rishi Dave
Signature

Rishi Dave
Print Name